UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2008 (December 5, 2008)
FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3322 West End Ave, Suite 1000
Nashville, Tennessee	37203

(Address of Principal Executive Offices)	(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On December 5, 2008, First Acceptance Corporation (the “Company”) entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) with the plaintiffs in certain class action litigation pending against the Company in the Circuit Court of Bullock County, Alabama. The actions generally alleged that the Company implemented a program to convince our consumers who purchased automobile insurance policies to also purchase motor club memberships, and sought unspecified damages and attorneys’ fees. The Company denied all allegations of wrongdoing, vigorously defended against these actions, and believes that it has meritorious defenses to those claims.
     Notwithstanding the foregoing, to avoid the uncertainty, risks and costs of further litigation, the Company determined to settle this litigation. Pursuant to the terms of the Settlement Agreement, the plaintiffs in the Alabama litigation will be divided into three classes: (i) persons insured in Alabama by the Company who purchased an automobile club membership from the Company, and who own a liability insurance policy issued by the Company that is in force on both December 15, 2008 and March 6, 2009 (“Active Current Policyholders”); (ii) persons insured in Alabama by the Company who purchased an automobile club membership from the Company, and who owned a liability insurance policy issued by the Company that was in force on December 15, 2008, but is not in force on March 6, 2009 (“Inactive Current Policyholders”), and (iii) persons insured in Alabama by the Company who purchased an automobile club membership from the Company, and who did not own a liability insurance policy issued by the Company that was in force on December 15, 2008 (“Former Policyholders”).
     Pursuant to the terms of the Settlement Agreement, each Active Current Policyholder will, upon renewal of his or her current automobile insurance policy with the Company, receive a premium credit equal to 100% of the amounts he or she paid for automobile club memberships against the premium for a renewal automobile insurance policy, unless he or she elects, prior to March 6, 2009, to receive instead of the premium credit a reimbursement certificate that provides for cash reimbursement of up to a maximum total payment of $50 for any rental or towing expenses incurred by such Active Current Policyholder on or before February 28, 2010 as a result of the disablement of his or her vehicle because of an accident. Each Inactive Current Policyholder will receive a premium credit equal to 100% of the amounts he or she paid for automobile club memberships against the premium for his or her next automobile insurance policy purchased from the Company on or before August 30, 2010, unless he or she elects, prior to March 6, 2009, to receive instead of the premium credit a reimbursement certificate that provides for cash reimbursement of up to a maximum total payment of $50 for any rental or towing expenses incurred by such Inactive Current Policyholder on or before February 28, 2010 as a result of the disablement of his or her vehicle because of an accident. Each Former Policyholder will receive a reimbursement certificate that provides for cash reimbursement of up to a maximum total payment of $50 for any rental or towing expenses incurred by such Former Policyholder on or before February 28, 2010 as a result of the disablement of his or her vehicle because of an accident, unless he or she elects, prior to March 6, 2009, to receive instead of the reimbursement certificate a premium credit equal to 100% of the amounts he or she paid for automobile club memberships against the premium for his or her next automobile insurance policy purchased from the Company on or before August 30, 2010.

     Any premium credits issued to class members as described above shall be applied first to uninsured motorist coverage, if purchased, and then to liability coverage, and shall be prorated over a twelve-month term, and the class member will be entitled to the prorated premium credit only so long as he or she keeps his or her insurance premiums current during the twelve-month term. The Company has also agreed to strengthen its disclosures to customers of all relevant fees, charges and coverages. In addition, the Company has agreed to pay $2,320,000 in fees and expenses for the attorneys for the plaintiffs and pay all costs associated with the administration of the settlement. The Settlement Agreement is subject to approval by the court, and the Company expects the court to hold a hearing to consider the settlement on February 9, 2009. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 99 and incorporated herein by this reference.
     At this time, we are unable to estimate the total costs associated with the Alabama litigation settlement. The costs of the settlement will depend, among other factors, upon whether class members receive premium credits or reimbursement certificates pursuant to the terms of the settlements and the rate of redemption and forfeiture of the premium credits and reimbursement certificates. We estimate that there are approximately 55,000 persons who were insured by the Company prior to December 15, 2008 that, pursuant to the proposed settlement terms, would be eligible to be members of the plaintiff class in the Alabama litigation. The total amount received by the Company relating to motor club memberships and deferred billing fees is $5.8 million for the State of Alabama.
     On November 21, 2008, the Superior Court of Fulton County, Georgia approved the previously disclosed settlement relating to the class action litigation pending against the Company in the State of Georgia. We are currently in discussions with our insurance carriers regarding coverage for the costs and expenses incurred relating to the litigation settlements and are not able currently to estimate the amount, if any, that we may receive from our insurance carriers.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

99
Stipulation and Agreement of Settlement, dated as of December 5, 2008, by First Acceptance Insurance Company, Inc., and its predecessors and affiliates, USAuto Insurance Company, and Transit Automobile Club, Inc., by and through their attorneys of record, and Margaret Franklin and all other persons similarly situated, by and through their attorneys of record.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
Date: December 11, 2008	By:	/s/ Kevin P. Cohn
Kevin P. Cohn
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99
Stipulation and Agreement of Settlement, dated as of December 5, 2008, by First Acceptance Insurance Company, Inc., and its predecessors and affiliates, USAuto Insurance Company, and Transit Automobile Club, Inc., by and through their attorneys of record, and Margaret Franklin and all other persons similarly situated, by and through their attorneys of record.